UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Ener-Core, Inc. (the “Company”) and Boris A. Maslov, Ph.D. entered into a Separation Agreement and Mutual Release (the “Separation Agreement”), pursuant to which the Company and Dr. Maslov mutually agreed to terminate Dr. Maslov’s employment with the Company, as well as his positions as President, Chief Operating Officer and Chief Technology Officer of the Company, along with any officer, director or employee positions with the Company’s subsidiaries and affiliates, effective as of January 31, 2017 (the “Termination Date”). The Company and Dr. Maslov also entered into an Advisory Services Agreement (the “Advisory Agreement”), effective as of the Termination Date, pursuant to which Dr. Maslov has agreed to provide to the Company certain advisory services, including, without limitation, intellectual property consulting and product design, business development and general advisory services.

The Separation Agreement provides that Dr. Maslov will be entitled to the following severance benefits: a cash payment of $90,000, to be paid in eighteen (18) equal semi-monthly installments commencing on February 15, 2017; payment for all accrued but unused paid time off; payment of all salary earned and unpaid through the Termination Date; and any pending reimbursement for Company expenses incurred prior to the Termination Date. The Separation Agreement further provides that Dr. Maslov is no longer entitled to any other compensation set forth in his Employment Agreement, dated December 31, 2012, as amended on May 23, 2014, or pursuant to any Company bonus policies, including without limitation any bonus or incentive compensation. The Separation Agreement also includes, among other things, a release of all claims by Dr. Maslov and a release of claims against Dr. Maslov by the Company.

The term of the Advisory Agreement commenced on the Termination Date and will continue for one year, after which it will become month-to-month at the mutual agreement of the Company and Dr. Maslov, unless otherwise terminated. The Advisory Agreement entitles Dr. Maslov to a fee of $3,000 per month of service plus additional hourly compensation at a rate of $150 per hour worked in the event Dr. Maslov works more than 30 hours in either of the first two months of the engagement, 50 hours of the first two months combined or 20 hours in any month after the second month. Additionally, the Company agreed to pay certain of Dr. Maslov’s out-of-pocket expenses during the course of his performance under the Advisory Agreement. The Advisory Agreement may not be terminated by either party within the first 90 days, absent a material breach by the Company or Dr. Maslov. After 90 days, however, the Advisory Agreement may be terminated at any time by either party without cause or further obligation. The Advisory Agreement also imposes certain confidentiality and non-disclosure obligations on Dr. Maslov, provides for the assignment of all proprietary information to the Company and includes mutual indemnification obligations.

The Separation Agreement and Advisory Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Separation Agreement and Mutual Release dated February 1, 2017, effective as of January 31, 2017, between the Company and Boris A. Maslov
10.2+	Advisory Services Agreement, effective as of January 31, 2017, between the Company and Boris A. Maslov

+	Indicates a management contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: February 6, 2017	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1+	Separation Agreement and Mutual Release dated February 1, 2017, effective as of January 31, 2017, between the Company and Boris A. Maslov
10.2+	Advisory Services Agreement, effective as of January 31, 2017, between the Company and Boris A. Maslov

+	Indicates a management contract.

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